1 Contact: Mark E. Secor Chief Administration Officer Phone: 219-873-2611 Date: April 1, 2025 Horizon Bancorp, Inc. Announces Conference Call to Review First Quarter Results on April 24 MICHIGAN CITY, Ind., April 1, 2025 (GLOBE NEWSWIRE) -- (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) will host a conference call at 7:30 a.m. CT on Thursday, April 24, 2025 to review its first quarter 2025 financial results. The Company’s first quarter 2025 news release will be published after markets close on Wednesday, April 23, 2025. It will be available at investor.horizonbank.com. Participants may access the live conference call on April 24, 2025 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 833-974-2379 from the United States, 866-450-4696 from Canada, or 412-317- 5772 from international locations and requesting the “Horizon Bancorp Call.” Please dial in approximately 10 minutes prior to the call. A telephone replay of the call will be available approximately one hour after the end of the conference call through May 2, 2025. The telephone replay may be accessed by dialing 877- 344-7529 from the United States, 855-669-9658 from Canada, or 412-317-0088 from other international locations and entering the access code 6313653. About Horizon Bancorp, Inc. Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $7.8 billion-asset commercial bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon's retail offerings include prime residential and other secured consumer lending to in-market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in-market business banking and treasury management services, as well as equipment financing solutions for customers regionally and nationally, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana's Michigan City, is available at horizonbank.com and investor.horizonbank.com.